SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Two Harbors Investment Corp.

(Name of Registrant as Specified in its Charter)

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TWO HARBORS INVESTMENT CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2010

To the stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Two Harbors Investment Corp., a Maryland Corporation, to be held at the Law Offices of Venable LLP, Rockefeller Center, 1270 Avenue of the Americas, Twenty-Fifth Floor, New York, New York 10020, on Monday, June 14, 2010, at 1:00 p.m., Eastern Time, for the purposes set forth below.

1.	To elect seven (7) directors, with each director serving until our next annual meeting of stockholders and until his or her successor is elected and qualified;
2.	To consider and vote upon the ratification of the selection of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2010; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 19, 2010, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. If you wish to vote shares held in your name or attend the Annual Meeting in person, please register in advance by contacting Anh Huynh, our Investor Relations and Media Contact specialist, whom you can contact by e-mail at anh.huynh@twoharborsinvestment.com or by phone at (612) 238-3348. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting, you must request a proxy from your broker, bank or other nominee and bring this proxy to the meeting.

Attached you will find a proxy statement that contains further information about the business to be conducted at the Annual Meeting. We hope you will be able to attend the meeting. However, whether or not you attend the meeting in person, we encourage you to vote or authorize a proxy to vote by completing, signing and returning your proxy card prior to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Timothy O’Brien
General Counsel and Secretary

April 30, 2010

Enclosures

i

TWO HARBORS INVESTMENT CORP.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Two Harbors Investment Corp., a Maryland Corporation (“Two Harbors,” “we,” “our” and “us”), for use at our 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 14, 2010, at 1:00 p.m. Eastern Time at the Law Offices of Venable LLP, Rockefeller Center, 1270 Avenue of the Americas, Twenty-Fifth Floor, New York, New York 10020, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any postponements or adjournments of the meeting. This proxy statement, the accompanying proxy card and our annual report on Form 10-K with audited financial statements for the year ended December 31, 2009, are first being sent on or about May 7, 2010 to our stockholders of record as of the close of business on April 19, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 14, 2010:  This proxy statement and our annual report on Form 10-K are available on the internet at www.twoharborsinvestment.com/proxy.html. On this site, you will be able to access this proxy statement, our annual report on Form 10-K for the fiscal year ended December 31, 2009 and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the seven director nominees listed on the proxy card and FOR the ratification of the selection of Ernst & Young LLP as our independent public accountants for the year ending December 31, 2010.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and PRCM Advisers LLC may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock, $0.01 par value per share.

The Board of Directors has fixed the close of business on April 19, 2010, as the record date for determining the holders of our common stock entitled to receive notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. On the record date, there were 13,379,209 shares of our common stock outstanding. Only stockholders as of the record date are entitled to vote at the Annual Meeting and such stockholders will be entitled to one vote for each share of our common stock held, which may be exercised in person or by proxy duly authorized in writing. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum.

You may vote your shares of Two Harbors stock by any of the following methods:

By Mail — Stockholders who receive a paper proxy card may elect to authorize a proxy to vote by mail and should complete, sign and date their proxy cards and mail them in the pre-addressed envelopes that accompany the delivery of paper proxy cards. Proxy cards submitted by mail must be mailed by the date listed on the proxy card or the deadline imposed by your bank, broker or other agent for your shares to be counted.

In Person — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that proxy to the meeting.

Our principal executive offices are located at 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305. Notices of revocation of proxies should be sent to that address, attention Secretary.

If you hold your shares of common stock in “street name” (that is, through a broker or other nominee), your broker or nominee will not vote your shares of stock unless you provide instructions to your broker or nominee on how to vote your shares of stock. You should instruct your broker or nominee how to vote your shares of stock by following the directions provided by your broker or nominee.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Charter, stockholders elect each of the members of the Board of Directors annually. The term of each director will expire at the Annual Meeting. Each director has been recommended for nomination to the Board of Directors by the Nominating and Corporate Governance Committee of the Board of Directors, in accordance with our Nominating and Corporate Governance Committee Charter, and nominated by our Board of Directors to stand for re-election at the Annual Meeting and to hold office until our annual meeting of stockholders to be held in 2011 and until his or her successor is duly elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or withhold his or her vote from any or all of the nominees.

We have set forth below certain information as of April 30, 2010, with respect to the members of our Board of Directors, who have served in their positions since our inception upon the consummation of the merger with Capitol Acquisition Corp. (“Capitol”) on October 28, 2009. Each of our current directors is a nominee for election at the Annual Meeting. The business address of each nominee is Two Harbors Investment Corp., 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305.

NOMINEES FOR DIRECTOR

Name and Year First Elected as a Director	Age	Background Information
Mark D. Ein (2009)	45	Mark D. Ein is the non-executive Vice Chairman of our Board of Directors. Mr. Ein has been a director since the merger with Capitol in October of 2009. Mr. Ein served as Capitol’s Chief Executive Officer and a member of its board of directors since its inception. Mr. Ein is the Founder of Venturehouse Group, LLC, a holding company that creates, invests in and builds companies, and has served as its Chief Executive Officer since 1999. Venturehouse’s portfolio includes or has included the seed investment in Matrics Technologies in August 2000 (sold to Symbol Technologies in September 2004), the lead investment in the buyout of Cibernet Corporation from the CTIA in March 2003 (sold to MACH S.á.r.l. in April 2007), the acquisition of VSGi from Net2000 Communications, and an early investment in XM Satellite Radio (NASDAQ: XMSR). He is also the President of Leland Investments, a private investment firm. An entity owned by Mr. Ein is also the majority owner and managing member of Kastle Holding Company LLC, which through its subsidiaries conducts the business of Kastle Systems, LLC, a provider of building and office security systems that was acquired in January 2007. He is the Co-Chairman of Kastle Systems. Mr. Ein is also the founder and owner of the Washington Kastles, the World Team Tennis franchise in Washington, D.C. From 1992 to 1999, Mr. Ein was a principal with The Carlyle Group, a global private equity firm. Mr. Ein worked for Brentwood Associates, a West Coast growth-focused private equity firm, from 1989 to 1990 and for Goldman, Sachs & Co. in the real estate and mortgage finance group from 1986 to 1989. Mr. Ein is a director of MACH S.á.r.l., a telecommunications process solutions company, and is the chairman of the board of VSGi, a video conferencing, telepresence, and audi-visual integration company. He serves on the board of directors of The Economic Club of Washington D.C., a non-profit corporation formed to address global economic issues, The District of Columbia College Access Program (DC-CAP), a non-profit organization supporting the academic success of D.C. area public high school students, The District of Columbia Public Education Fund, a non-profit organization fostering achievement in public education, and The Potomac Officers Club, a D.C. area non-profit business and trade organization. He previously served on the Trustee’s Council of the National Gallery of Art and the boards of the Wolf Trap Foundation, The Washington Tennis and Education Fund, the Executive Committee of the Federal City Council, The Foundation for the National Institutes of Health (NIH), and the SEED School and Foundation. He was the Co-Chairman of the 2000 Corporate Campaign for The Phillips Collection. Mr. Ein received a B.S. in Economics with a concentration in Finance from the University of Pennsylvania’s Wharton School of Finance and an M.B.A. from the Harvard Business School. Mr. Ein was appointed as a director pursuant to contractual rights of Capitol granted in the merger agreement with Capitol. We believe Mr. Ein is an appropriate director to provide continuity for Capitol’s common stock and warrant holders and the benefits he brings to our Board of Directors with his background as an entrepreneur, investment banker and investor.

Name and Year First Elected as a Director	Age	Background Information
William W. Johnson (2009)	48	William W. Johnson is an independent member of our Board of Directors. Mr. Johnson has been a director since the merger with Capitol in October of 2009. Mr. Johnson is currently a Partner and Deputy Head of Asset Management at Perella Weinberg Partners in New York, a privately owned financial services firm. Previously, he was a Managing Director of J.P. Morgan, a financial services firm, from 2006 to 2009, where he held senior roles including Divisional Management and Risk Committee Member, Head of Proprietary Positioning Business, and Head of Tax-Exempt Capital Markets. From 2004 to 2005, Mr. Johnson was a private investor. From 2001 to 2003, Mr. Johnson was President of Paloma Partners, a private capital management company in Greenwich, Connecticut. From 1984 to 2001, Mr. Johnson worked for UBS and its predecessors in Chicago, Singapore, London and Basel. He began his career at UBS in currency options trading and served in several senior management functions including Divisional Management and Risk Committee Member and Global Head of Treasury Products. Mr. Johnson received a B.S. degree from the University of Pennsylvania Wharton School in 1984, and a M.B.A. from the University of Chicago in 1988. Mr. Johnson was appointed as a director pursuant to contractual rights of Pine River granted in the merger agreement with Capitol. We believe Mr. Johnson is an appropriate director because of his knowledge of financial markets and trading, and his career in financial markets.
Stephen G. Kasnet (2009)	64	Stephen G. Kasnet is an independent member of our Board of Directors. Mr. Kasnet has been a director since the merger with Capitol in October of 2009. He is also our Lead Independent Director. Mr. Kasnet has also been a director of Columbia Laboratories, Inc., a specialty pharmaceuticals company (NASDAQ: CBRX) since August 2004 and Chairman of the Board since November 2004. He was the Chairman of Dartmouth Street Capital LLC, a private investment firm, from 2007 through October 2009. He was also the President and Chief Executive Officer of Raymond Property Company LLC, a real estate company, from 2007 through October 2009. From 2000 to 2006, he was President and Chief Executive Officer of Harbor Global Company, Ltd., an asset management, natural resources and real estate investment company, and Chairman of the PIOglobal, a Russian real estate investment fund. From 1995 to 1999, Mr. Kasnet was a director and member of the Executive Committee of The Bradley Real Estate Trust. He was Chairman of Warren Bank from 1990 to 2003. He has also held senior management positions with other financial organizations, including Pioneer Group, Inc., First Winthrop Corporation and Winthrop Financial Associates, and Cabot and Forbes. He serves as Chairman of the Board of Rubicon Ltd., a forestry company, is a director of Tenon Ltd., a wood products company, and serves as a director of First Ipswich Bancorp, a bank holding company. He is also a trustee and vice president of the board of the Governor’s Academy, a private coed boarding high school in Byfield, MA. Mr. Kasnet received a B.A. from the University of Pennsylvania in 1966. Mr. Kasnet was appointed as a director pursuant to contractual rights of Pine River granted in the merger agreement with Capitol. We believe Mr. Kasnet is an appropriate director based on his audit committee experience, and his past experience as a director of public companies.

Name and Year First Elected as a Director	Age	Background Information
Peter Niculescu (2009)	50	Peter Niculescu is an independent member of our Board of Directors. Mr. Niculescu has been a director since the merger with Capitol in October of 2009. Since 2009, Mr. Niculescu has also been a Partner and Head of Fixed Income Advisory at CMRA, a risk management firm providing consulting and litigation support services to major US and international financial services companies and institutional investors. Prior to joining CMRA, Mr. Niculescu ran the Capital Markets division at Fannie Mae, a government sponsored entity, from 2002 to 2008. During the 1990s, he was a Managing Director at Goldman Sachs & Co. in its mortgage research and fixed income strategy group. Mr. Niculescu received a Bachelors of Economics from the Victoria University of Wellington in New Zealand in 1979 and his Ph.D. in Economics from Yale University in 1985. Mr. Niculescu is a Chartered Financial Analyst. Mr. Niculescu was appointed as a director pursuant to contractual rights of Capitol granted in the merger agreement with Capitol. We believe Mr. Niculescu is an appropriate director because of his experience in trading and mortgage-backed securities, particularly during his tenure as an officer with Fannie Mae.
W. Reid Sanders (2009)	60	W. Reid Sanders is an independent member of our Board of Directors. Mr. Sanders has been a director since the merger with Capitol in October of 2009. He is a director and member of the audit committee of Mid-America Apartment Communities, Inc., a Delaware REIT that owns and operates apartment complexes, (NYSE: MAA). Mr. Sanders also is the President of Sanders Properties, Inc., a real estate company; is a director of Independent Bank, a bank holding company; serves on the Investment Committee at Cypress Realty, a real estate company; and is on the Advisory Board of SSM Venture Partners III, L.P., a private venture capital firm. He is the former Chairman at Two Rivers Capital Management, and his former directorships include Harbor Global Company Ltd., an asset management, natural resources and real estate investment company, PioGlobal Asset Management, a Russian private investment management company, The Pioneer Group Inc., a global investment management firm, and TBA Entertainment Corporation, a strategic communications and entertainment marketing company. Mr. Sanders was the Co-Founder and former Executive Vice President of Southeastern Asset Management, and the former President of Longleaf Partners Mutual Funds, a family of funds in Memphis from 1975-2000. He served as an Investment Officer at First Tennessee Investment Management, the investment management division of First Horizon National Corporation, from 1973-1975. Mr. Sanders worked in Credit Analysis and Commercial Lending at Union Planters National Bank from 1971-1972. Mr. Sanders is a Trustee of the Hugo Dixon Foundation, the Dixon Gallery and Gardens, the Hutchison School, The Jefferson Scholars Foundation, and the TN Shakespeare Company, and is a former Trustee of Rhodes College and the Campbell Clinic Foundation. He received a Bachelors of Economics from the University of Virginia in 1971. Mr. Sanders was appointed as a director pursuant to contractual rights of Pine River granted in the merger agreement with Capitol. We believe Mr. Sanders is an appropriate director because of his broad business experience and expertise, and sound judgment, as well as his expertise with audits and financial statements.

Name and Year First Elected as a Director	Age	Background Information
Thomas Siering (2009)	50	Thomas Siering is our Chief Executive Officer and President and a member of our Board of Directors. Mr. Siering has been a director and executive officer since Two Harbors was incorporated in May 2009. Mr. Siering is a Partner — Head of Fundamental Strategies at Pine River. Prior to joining Pine River in 2006, Mr. Siering was head of the Value Investment Group at EBF & Associates, a private investment firm, from 1999 until 2006. During that period, he was also the manager for Merced Partners, LP, a private investment firm, and Tamarack International Limited, a closed end, non-diversified investment management company. Mr. Siering was named a Partner at EBF & Associates in 1997. Mr. Siering joined EBF & Associates in 1989 as a trader. From 1987 to 1989, Mr. Siering held various positions in the Financial Markets Department at Cargill, Inc. From 1981 until 1987, Mr. Siering was employed in the Domestic Soybean Processing Division at Cargill in both trading and managerial roles. Mr. Siering holds a B.B.A. from the University of Iowa with a major in Finance. Mr. Siering was appointed as a director pursuant to contractual rights of Pine River granted in the merger agreement with Capitol. We believe Mr. Siering is an appropriate director because of his knowledge of PRCM Advisers LLC and its affiliate organizations, which will help ensure that adequate resources are devoted to Two Harbors by PRCM Advisers LLC. Mr. Siering plays a key liaison role between day-to-day management of Two Harbors and our independent directors. We believe Mr. Siering is also an appropriate director because of his investment and trading expertise.
Brian C. Taylor (2009)	45	Brian C. Taylor is the Chairman of our Board of Directors. Mr. Taylor has been a director since Two Harbors was incorporated in May 2009. Mr. Taylor is the Chief Executive Officer and Chief Investment Officer of Pine River. Mr. Taylor founded Pine River in 2002 and is responsible for management of the business and oversight of its funds. Prior to Pine River’s inception, Mr. Taylor was with EBF & Associates from 1988 to 2002; he was named head of the convertible arbitrage group in 1994 and Partner in 1997. His responsibilities included portfolio management, marketing, product development and trading information systems development. Mr. Taylor received a B.S. from Millikin University in Decatur, Illinois and an M.B.A. from the University of Chicago. Mr. Taylor passed the Illinois Certified Public Accountant Examination in 1986. Mr. Taylor was appointed as a director pursuant to contractual rights of Pine River granted in the merger agreement with Capitol. We believe Mr. Taylor is an appropriate director because of his knowledge of PRCM Advisers LLC and its affiliate organizations. He is able to help ensure that adequate resources are devoted to Two Harbors by PRCM Advisers LLC. Mr. Taylor plays a key liaison role between day-to-day management of Two Harbors and our independent directors. We believe Mr. Taylor is also an appropriate director because of his investment and trading expertise.

Conclusion and Recommendation; Vote Required

The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes (unvoted proxies submitted by brokers who are not able to vote on a proposal absent instructions from the beneficial owner of shares of stock), if any, will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND COMMITTEES

The NYSE Amex rules require that a majority of a company’s board of directors be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Stephen G. Kasnet, William W. Johnson, W. Reid Sanders and Peter Niculescu are independent directors.

Our Board of Directors has formed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (each a “Committee”) and has adopted charters for each of these Committees. Each of these Committees has four directors and is composed exclusively of independent directors. The Compensation Committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), qualify as outside directors for purposes of Section 162(m) of the Code.

Audit Committee

The members of our Audit Committee are William W. Johnson, Stephen G. Kasnet, Peter Niculescu and W. Reid Sanders. Mr. Kasnet serves as chairman of the Audit Committee. Each is an independent director under the NYSE Amex listing standards. The Audit Committee is responsible for engaging independent certified public accountants, preparing Audit Committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

The Audit Committee is, and will at all times be, composed exclusively of “independent directors” as defined under the NYSE Amex listing standards and who otherwise meet the NYSE Amex listing standards. Each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, a listed company must certify that its audit committee has and will continue to have at least one member who is financially sophisticated in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Mr. Kasnet satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission (“ SEC”).

The Audit Committee’s purpose and responsibilities are more fully set forth in the Audit Committee’s charter, which was adopted by the Board of Directors on November 16, 2009, and is available in the Corporate Governance section of our web site at www.twoharborsinvestment.com.

Compensation Committee

The Compensation Committee consists of William W. Johnson, Stephen G. Kasnet, Peter Niculescu and W. Reid Sanders, each of whom is an independent director. Mr. Sanders serves as chairman of the Compensation Committee. The principal functions of the Compensation Committee are:

•	to evaluate the performance of our officers;
•	to review any compensation payable to our directors and officers;
•	to evaluate the performance of PRCM Advisers LLC;
•	to review the compensation and fees payable to PRCM Advisers LLC under the Management Agreement dated October 28, 2009 (the “Management Agreement”);
•	to prepare Compensation Committee reports; and

•	to administer the issuance of any common stock or other equity awards issued to personnel of PRCM Advisers LLC or its parent company, Pine River Capital Management L.P. (“Pine River”), who provide services to us.

The charter of the Compensation Committee requires the Committee to meet at least annually to review and make recommendations to the Board of Directors on the compensation of Two Harbors’ non-executive directors. In reviewing and making recommendations on non-executive director compensation, the Committee considers, among other things, the following policies and principles:

•	The compensation that is paid to directors of other companies that are comparable to Two Harbors;
•	The amount of time it is likely directors will be required to devote to preparing for and attending meetings of the Board of Directors and the Committees on which they serve;
•	The success of Two Harbors;
•	Whether a director is a chairman of one of the Committees of the Board of Directors and the time commitment related thereto;
•	If a Committee on which a director serves undertakes a special assignment, the importance of that special assignment to Two Harbors and its stockholders; and
•	The risks involved in serving as a director of the Board of Directors or a member of its Committees.

No executive officer of Two Harbors is involved in determining or recommending non-executive director compensation levels.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee’s purpose and responsibilities are more fully set forth in the Compensation Committee’s charter, which was adopted by the Board of Directors on October 28, 2009, and is available in the Corporate Governance section of our web site at www.twoharborsinvestment.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of William W. Johnson, Stephen G. Kasnet, Peter Niculescu and W. Reid Sanders, each of whom is an independent director under the NYSE Amex listing standards. Mr. Johnson serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to the Board of Directors qualified candidates for election as directors and approves and recommends to the full Board of Directors the appointment of each of our executive officers. It also periodically prepares and submits to the Board of Directors for adoption its selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of the Board of Directors and our corporate governance, and annually recommends to the Board of Directors nominees for each Committee of the Board of Directors. In addition, the Nominating and Corporate Governance Committee will annually facilitate the assessment of the Board of Directors’ performance as a whole and of the individual directors and report thereon to the Board of Directors.

The Nominating and Corporate Governance Committee considers the following factors in making its recommendations to the Board of Directors: background experience, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. The Nominating and Corporate Governance Committee also conducts inquiries into the background and qualifications of potential candidates. The Nominating and Corporate Governance Committee will consider nominees recommended by our stockholders. Stockholder recommendations for nominees to the Board of Directors should be submitted in writing to our Secretary.

The Nominating and Corporate Governance Committee’s purpose and responsibilities are more fully set forth in its charter, which was adopted by the Board of Directors on October 28, 2009, and is available in the Corporate Governance section of our web site at www.twoharborsinvestment.com.

Meetings

The Board of Directors held three meetings during 2009 while we were a public company. During certain meetings of the Board of Directors, the independent directors also met separately in executive sessions to discuss various matters, including our performance and the performance of PRCM Advisers LLC. The Audit Committee generally meets every quarter to review our financial performance, in addition to its other responsibilities as set forth above. The Audit Committee held three meetings during 2009 while we were a public company. The Compensation Committee and the Nominating and Corporate Governance Committee each held one meeting during 2009 while we were a public company. Each of our directors attended all of the meetings of the Board of Directors and the Committees on which he served during 2009. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting.

Role of the Board of Directors in Risk Oversight

The Board of Directors has responsibility for oversight of Two Harbors’ risk management processes and for understanding the overall risk profile of Two Harbors. The Board of Directors and Two Harbors rely upon PRCM Advisers LLC and Pine River to provide the day-to-day risk management function, under the direction of Two Harbors’ Chief Risk Officer and a Risk Management Committee comprised of officers and employees of Two Harbors and Pine River.

Pursuant to Two Harbors’ Risk Management Policy Manual, the Chief Risk Officer is required to report to the Board of Directors on an annual basis, or more frequently as the circumstances may require or the Board of Directors may request, regarding: (a) Two Harbors’ risk management practices; (b) Two Harbors’ compliance with the Risk Management Policy Manual; (c) breaches and exceptions to the Risk Management Policy Manual; (d) the membership and composition of the Risk Management Committee; and (e) changes or proposed changes to the Risk Management Policy Manual.

Director Selection

Our corporate governance guidelines provide for the following minimum qualifications of directors in order to be suitable for a position on the Board of Directors:

•	Possession of the highest personal and professional ethics, integrity and values;
•	The ability to exercise good business judgment and be committed to representing the long-term interests of Two Harbors and its stockholders;
•	Having an inquisitive and objective perspective, practical wisdom and mature judgment; and
•	Willingness to devote the necessary time and effort to Board of Director duties, including preparing for and attending meetings of the Board of Directors and its Committees.

In considering candidates for director nominee, the Nominating and Corporate Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of the Board of Directors. Although Two Harbors has no formal policy on diversity, our corporate governance guidelines provide that Two Harbors shall endeavor to have a Board of Directors representing a diverse education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to our business and to our status as a publicly owned company. With respect to the re-nomination of current directors, the Committee considers the foregoing factors as well as past participation in and contributions to the activities of the Board of Directors.

The Nominating and Corporate Governance Committee will consider candidates recommended for nomination to the Board of Directors by stockholders of Two Harbors. The manner in which the Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Committee will not evaluate a candidate recommended by a stockholder unless the stockholder’s proposal provides a certification that the potential candidate will serve as a director if elected.

Leadership Structure of the Board of Directors

The Board of Directors is led by a Chairman who is appointed by the directors. Both independent and non-independent directors are eligible for appointment as the Chairman. The Chairman presides at all meetings of the stockholders and of the Board of Directors as a whole. The Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in our Bylaws or by the Board of Directors.

Our Corporate Governance Guidelines provide that the independent directors shall appoint one of their number to serve as the lead independent director. The lead independent director is responsible for coordinating the activities of the other independent directors, including scheduling and conducting separate meetings of the independent directors and for such other duties as are assigned from time to time by the Board of Directors. Mr. Kasnet has been appointed as the lead independent director.

The Board of Directors consists of a majority of independent directors, and exercises a strong, independent oversight function. All of the Committees of the Board of Directors—Audit, Compensation and Nominating and Corporation Governance Committees—are comprised entirely of independent directors. A number of Board of Directors and Committee processes and procedures, including regular executive sessions of non-management directors and a regular review of PRCM Advisers LLC’s performance, provide substantial independent oversight of our management’s performance. Under our Bylaws and Corporate Governance Guidelines, the Board of Directors has the ability to change its structure if it determines that such a change is appropriate and in the best interest of Two Harbors. The Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee Two Harbors and those who manage it on a day-to-day basis.

We currently separate the roles of Chairman and Chief Executive Officer. However, our Chairman and our Chief Executive Officer are both affiliated with PRCM Advisers LLC and Pine River. The Board of Directors believes that this affiliation benefits Two Harbors because these individuals are knowledgeable about Two Harbors’ business and because they are able to ensure that adequate resources are devoted to Two Harbors by PRCM Advisers LLC and Pine River.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee or our Nominating and Corporate Governance Committee is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the Board of Directors or Compensation Committee of another entity that has one or more executive officers serving on our Board of Directors or our Nominating and Corporate Governance Committee, except that each of Mr. Brian Taylor, Mr. Tom Siering, Mr. Jeffrey Stolt and Mr. Timothy O’Brien participate in making compensation decisions for officers and employees of Pine River, PRCM Advisers LLC and their affiliates.

DIRECTOR COMPENSATION

We pay a $100,000 annual director’s fee to each of our independent directors, payable half in cash and half in shares of our restricted stock.

As a component of the annual director’s fee of $100,000, we grant annual restricted share awards of shares of common stock with a market value of $50,000 on the first business day after our annual meeting of stockholders to each director who is not our officer or employee and who is on our Board of Directors at the close of such meeting. All equity grants will vest in three annual installments commencing on the date of the grant, as long as such director is serving as a member of the Board of Directors on the vesting date.

Directors who serve during the period between consummation of the Capitol merger on October 28, 2009 and completion of the Annual Meeting will also receive a one-time bonus of $50,000 immediately following the Annual Meeting, payable half in cash and half in shares of our restricted stock. All members of our Board of Directors are reimbursed for their costs and expenses of serving on the Board of Directors, including costs and expenses of attending all meetings of our Board of Directors and its Committees. We pay an additional annual fee of $25,000 to the chairman of the Audit Committee of the Board of Directors, payable half in cash and half in shares of restricted stock. Fees to the directors made by issuance of shares will be based on the value of such shares of common stock on the date of issuance.

The following table shows the compensation of our non-employee directors for services in all capacities to us in fiscal 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Stephen G. Kasnet	62,500	62,500					125,000
William W. Johnson	50,000	50,000					100,000
W. Reid Sanders	50,000	50,000					100,000
Peter Niculescu	50,000	50,000					100,000

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Our 2009 Equity Incentive Plan

We have adopted a 2009 equity incentive plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including personnel of Pine River, PRCM Advisers LLC and their affiliates. The 2009 equity incentive plan is administered by the Compensation Committee appointed by our Board of Directors. The 2009 equity incentive plan permits the granting of restricted shares of common stock, phantom shares, dividend equivalent rights and other equity-based awards.

Administration

The 2009 equity incentive plan is administered by the Compensation Committee. The Compensation Committee, appointed by our Board of Directors, has the full authority to administer and interpret the 2009 equity incentive plan, to authorize the granting of awards, to determine the eligibility of directors, officers, advisors, consultants and other personnel, including personnel of Pine River, PRCM Advisers LLC and their affiliates, to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2009 equity incentive plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2009 equity incentive plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2009 equity incentive plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the 2009 equity incentive plan consists of four non-employees directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code, or, if no Committee exists, the Board of Directors. References below to the Compensation Committee include a reference to the Board of Directors for those periods in which the Board of Directors is acting.

Available Shares

Our 2009 equity incentive plan provides for grants of restricted common stock, phantom shares, dividend equivalent rights and other equity-based awards, subject to a ceiling of 200,000 shares available for issuance under the plan. The plan allows for our Board of Directors to expand the types of awards available under the plan to include LTIP units in the future. The maximum number of shares that may underlie awards in any one year to any eligible person may not exceed 100,000. If an award granted under the 2009 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our Board of Directors, no new award may be granted under the 2009 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our Board of Directors. No award may be granted under our 2009 equity incentive plan to any person who, assuming payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our common stock.

On October 26, 2009, we granted 22,159 shares of restricted common stock to our independent directors pursuant to the 2009 equity incentive plan. The estimated fair value of these awards was $9.59 per share, based on the closing price of Capitol’s common stock on the NYSE Amex on such date. The grants will vest in three annual installments commencing on the date of the grant, as long as such director is serving as a member of our Board of Directors on the vesting date.

Awards Under the Plan

Restricted Shares of Common Stock.  A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, that the Compensation Committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares of common stock. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are prohibited from selling such shares until they vest.

Phantom Shares.  Phantom shares, when issued, will reduce the number of shares available for grant under the 2009 equity incentive plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair value of a share of common stock, or, if provided by the Compensation Committee, the right to receive the fair value of a share of common stock in excess of a base value established by the Compensation Committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the Compensation Committee, as may be provided by the Compensation Committee at the time of grant). The Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. Unless otherwise determined by the Compensation Committee, the holders of awards of phantom shares will be entitled to receive dividend equivalents, which shall be payable at such time that dividends are paid on outstanding shares.

LTIP Units.  If our Board of Directors expands the types of awards under the plan to include LTIP units, it is expected that such units will be created as a special class of limited liability company interests in Two Harbors Operating Company LLC. The terms of any such awards will be determined by our Board of Directors at the time of such expansion.

Other Share-Based Awards.  The 2009 equity incentive plan authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

Under our 2009 equity incentive plan, a change in control is defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of our voting shares by any person; (ii) the sale or disposition of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (iv) during any 12-calendar month period, our directors, including subsequent directors recommended or approved by our directors, at the beginning of such period cease for any reason other than due to death to constitute a majority of our Board of Directors; or (v) stockholder approval of our liquidation or dissolution. Notwithstanding the foregoing, no event or condition described in clauses (i)

through (v) above shall constitute a change in control if it results from a transaction between us and PRCM Advisers LLC or an affiliate of PRCM Advisers LLC.

Upon a change in control, the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Amendments and Termination

Our Board of Directors may amend, alter or discontinue the 2009 equity incentive plan but cannot take any action that would impair the rights of a grantee with respect to grants previously made without such grantee’s consent. To the extent necessary and desirable, the Board of Directors must obtain approval of our stockholders for any amendment that would:

•	other than through adjustment as provided in the 2009 equity incentive plan, increase the total number of shares of common stock reserved for issuance under the 2009 equity incentive plan;
•	change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2009 equity incentive plan;
•	reprice any awards under the 2009 equity incentive plan; or
•	otherwise require such approval.

The Compensation Committee may amend the terms of any award granted under the 2009 equity incentive plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

On October 30, 2009, the Audit Committee of our Board of Directors engaged Ernst & Young LLP as the principal accountant for Capitol. As a result of the Merger, Capitol became a wholly-owned subsidiary of ours, for which Ernst & Young LLP serves as the principal accountant, and consequently Marcum LLP formerly known as Marcum & Kliegman LLP (“Marcum”) was effectively dismissed. Neither Two Harbors’ nor Capitol’s Boards of Directors recommended or approved such decision by the Audit Committee; however, our Board of Directors has delegated to the Audit Committee, which is comprised of all of our independent directors, the authority to engage independent certified public accountants. Marcum’s report in respect of the audited financial statements of Capitol as of December 31, 2008, and for the year ended December 31, 2008 and for the period June 26, 2007 (inception) through December 31, 2007 included an explanatory paragraph relating to substantial doubt about the ability of Capitol to continue as a going concern. During Capitol’s two most recent fiscal years and the subsequent interim periods prior to October 30, 2009, neither we nor Capitol had any disagreements with Marcum on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure.

We are asking our shareholders to ratify the selection of Ernst & Young LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Two Harbors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

The aggregate fee billed to us for professional services performed by Ernst & Young LLP were as follows for the year ended December 31, 2009:

2009
Audit Fees(a)	$270,000
Audit-Related Fees(b)	146,900
Tax Fees(c)	122,000
Total Principal Accountant Fees(d)	$538,900

(a)	Audit Fees pertain to the audit of our annual Consolidated Financial Statements, including review of the interim financial statements contained in our Quarterly Report on Form 10-Q for the third quarter of 2009, comfort letters to underwriters in connection with our merger transaction and stock registration, attest services, consents to the incorporation of the E&Y audit report in publicly filed documents and assistance with and review of documents filed with the SEC.
(b)	Audit Related Fees pertain to assurance and related services that are traditionally performed by the principal accountant, including accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews and consultation concerning financial accounting and reporting standards. A large portion of these expenses appear in our 2009 Consolidated Statement of Operations under the financial line “Costs associated with business combination.”
(c)	Tax Fees pertain to services performed for tax compliance, including REIT compliance, tax planning and tax advice, including preparation of tax returns and claims for refund and tax-payment planning services. Tax planning and advice also includes assistance with tax audits and appeals, and tax advice related to specific transactions.
(d)	During 2009, there were no other fees billed for services provided by our independent registered public accounting firm other than those set forth above.

The services performed by Ernst & Young LLP for the 2009 fiscal year, subsequent to the merger transaction, were pre-approved in accordance with the pre-approval policy of our Audit Committee. This policy requires that all engagement fees and the terms and scope of all auditing and non-auditing services be reviewed and approved by the Audit Committee in advance of their formal initiation.

Marcum (formerly Marcum & Kliegman LLP) acted as the independent registered public accounting firm for the fiscal year ended 2008. The following is a summary of fees paid to Marcum for services rendered.

2008
Audit Fees	$85,000
Audit-Related Fees	—
Tax Fees	7,700
Total Principal Accountant Fees	$92,700

During 2008, there were no fees billed for services provided by our independent registered public accounting firm other than those set forth above.

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of all of the votes cast on the proposal is required to ratify the appointment of independent auditors. For the purposes of the vote on the ratification of the independent auditors, abstentions will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining a quorum. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC AUDITORS.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee presently composed of our independent directors, William W. Johnson, Stephen G. Kasnet, Peter Niculescu and W. Reid Sanders. Mr. Kasnet serves as chairman of the Audit Committee. Each of the directors on our Audit Committee is an independent director under the NYSE Amex listing standards. The Board of Directors has determined that Mr. Kasnet satisfies the definition of financial sophistication and is an “audit committee financial expert,” as defined under rules and regulations of the United States Securities and Exchange Commission (“SEC”).

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available on our web site at www.twoharborsinvestment.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent auditors for 2009.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communication with the Audit Committee concerning independence, and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2009, be included in our Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC. The Audit Committee also has recommended the selection of Ernst & Young LLP to serve as independent public accountants for the year ending December 31, 2010.

By the Audit Committee:
William W. Johnson
Stephen G. Kasnet, Chairman
Peter Niculescu
W. Reid Sanders

Use of Report of the Audit Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act.

EXECUTIVE OFFICERS

The Board of Directors generally elects executive officers annually following our annual meeting of stockholders to serve until the meeting of the Board of Directors following the next annual meeting. Set forth below is certain information about each executive officer as of April 30, 2010. The business address of each executive officer is Two Harbors Investment Corp., 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305.

Name	Age	Information about Executive Officers
Thomas Siering	50	Biographical information is provided above under “Nominees for Director.”
Steven Kuhn	40	Steven Kuhn is our Co-Chief Investment Officer. Mr. Kuhn has been an executive officer since the merger with Capitol in October of 2009. Mr. Kuhn is a Partner — Head of Fixed Income Trading at Pine River. Prior to joining Pine River in 2008, Mr. Kuhn was a Vice President and Portfolio Manager at Goldman Sachs & Co., an investment banking and securities firm, based in New York and Beijing from 2002 to 2007, where he was part of a team that managed approximately $40 billion in mortgage-backed securities. While he was in Beijing, Mr. Kuhn provided training to sovereign wealth fund clients and voluntarily taught Finance to students from Peking University and Tsinghua University. From 1999 to 2002, Mr. Kuhn was a Japanese convertible bond trader at Citadel Investment Group in Chicago. Prior to that, Mr. Kuhn was head of mortgage-backed securities trading at Cargill in Minnetonka, Minnesota. Mr. Kuhn received a B.A. in Economics with Honors from Harvard University in 1991.
William Roth	52	William Roth is our Co-Chief Investment Officer. Mr. Roth has been an executive officer since the merger with Capitol in October of 2009. Mr. Roth also serves as Portfolio Manager of the New York office of Pine River. Prior to joining Pine River in 2009, Mr. Roth was at Citigroup, a financial services organization, and its predecessor firm, Salomon Brothers Inc., for 28 years where he was named a Director in 1987 and a Managing Director in 1997. From 2004 to 2009, Mr. Roth managed a proprietary trading book at Citigroup with particular focus on mortgage and asset-backed securities. From 1994 to 2004, Mr. Roth was part of the Salomon/Citi New York Mortgage Sales Department. From 1981 to 1994, Mr. Roth was based in Chicago and managed the Chicago Financial Institutions Sales Group for Salomon Brothers. He received an M.B.A. with a concentration in Finance from the University of Chicago Graduate School of Business in 1981 and a B.S. in Finance and Economics from Miami University in Oxford, Ohio in 1979.
Jeffrey Stolt	46	Jeffrey Stolt is our Chief Financial Officer and Treasurer. Mr. Stolt has been an executive officer since the merger with Capitol in October of 2009. Mr. Stolt also is a Partner and Chief Financial Officer of Pine River. Prior to co-founding Pine River in 2002, Mr. Stolt was the Controller at EBF & Associates from 1997 to 2002. In this role, Mr. Stolt oversaw the preparation of all fund accounting statements, managed the offshore administrator relationship, managed the audit process and was responsible for tax planning and reporting. Mr. Stolt began employment with EBF in 1989. Prior to that, Mr. Stolt was an accountant in Cargill, Inc.’s Financial Markets Department from 1986 until 1989. Mr. Stolt received a B.S. degree in Accounting and Finance from the Minnesota State University in 1986.

Name	Age	Information about Executive Officers
Timothy O’Brien	51	Timothy O’Brien is our General Counsel and Secretary. Mr. O’Brien has been an executive officer since the merger with Capitol in October of 2009. Mr. O’Brien is a Partner of Pine River and has served as General Counsel and Chief Compliance Officer of Pine River since 2007. From 2004 to 2006, Mr. O’Brien served as Vice President and General Counsel of NRG Energy, Inc., a publicly-listed power generation company. Mr. O’Brien served as Deputy General Counsel of NRG Energy, Inc. from 2000 to 2004 and Assistant General Counsel from 1996 to 2000. Prior to joining NRG Energy, Inc., Mr. O’Brien was an associate at the law firm of Sheppard, Mullin, Richter & Hampton in Los Angeles and San Diego, California. He received a B.A. in History from Princeton University in 1981 and a J.D. from the University of Minnesota Law School in 1986.

Executive Compensation

We did not pay any compensation to our executive officers, nor did we make any grants of plan-based awards of any kind to them, during the period from completion of the merger with Capitol on October 28, 2009 through December 31, 2009. None of our executive officers received any options or stock prior to December 31, 2009. We do not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. We do not have any employment agreements with any persons and are not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of us.

Certain Risks With Respect to Compensation

We do not believe our compensation policies and practices are reasonably likely to have a material adverse effect on Two Harbors. We are externally managed by PRCM Advisers LLC pursuant to the terms of the Management Agreement. Compensation decisions regarding the personnel who manage our affairs are therefore made by PRCM Advisers LLC and its parent company, Pine River, and all such compensation comes either from the fixed management fee that we pay to PRCM Advisers LLC, or via reimbursement of a portion of the salaries of certain operating personnel at Pine River who devote time to our affairs. We do not directly pay our officers any compensation, including any performance based bonuses. We have not granted our officers any equity awards, and any such awards in the future are subject to the review and approval of the Compensation Committee of our Board of Directors.

The base fee under the Management Agreement is calculated based on a percentage of stockholder equity and is payable quarterly. Calculation of the management fee is not primarily dependent upon our financial performance or the performance of our management, thus the management fee does not create an incentive for management to take excessive or unnecessary risks. Specifically, the use of stockholders’ equity as the base for the calculation does not result in leveraged pay-out curves, steep pay-out cliffs, or set unreasonable goals and thresholds, each of which can promote excessive and unnecessary risks.

Our independent directors review PRCM Advisers LLC’s performance and the management fees quarterly, providing a check upon any improper effort by management to increase compensation payments indirectly via the pass-through of costs. The management fee itself cannot be increased or revised without the approval of the independent directors. The Management Agreement provides for the termination of the agreement after the initial three year term, or for cause. Although termination under the foregoing circumstances may require the payment of a significant termination fee, we believe it is still a deterrent against excessive and unnecessary risk taking.

Compensation Discussion and Analysis

We have not paid, and we do not currently intend to pay, any cash or equity compensation to any of our officers and we do not currently intend to adopt any policies with respect thereto. We have engaged PRCM Advisers LLC as our manager pursuant to the terms of the Management Agreement, dated October 28, 2009. See “Certain Transactions with Related Persons” for a description of the terms of the Management Agreement, including the management fees payable to PRCM Advisers LLC thereunder and our reimbursement obligations to PRCM Advisers LLC.

Under the Management Agreement, PRCM Advisers LLC has agreed to provide us with our senior management team, including officers, along with appropriate support personnel. Because neither we nor PRCM Advisers LLC have any employees or separate facilities, PRCM Advisers LLC has entered into a Shared Facilities and Services Agreement with Pine River, its parent company, pursuant to which PRCM Advisers LLC is provided with the personnel, services and resources necessary for PRCM Advisers LLC to perform its obligations and responsibilities under the Management Agreement. Our officers are partners and employees of Pine River and receive their compensation from Pine River. Pine River makes all decisions relating to the compensation of our officers based on such factors as Pine River may determine are appropriate. The fees that we pay PRCM Advisers LLC under the Management Agreement are, through the distributions of PRCM Advisers LLC’s income to its parent, Pine River, one of the sources of funds that Pine River may use to compensate our officers.

REPORT OF THE COMPENSATION COMMITTEE

Our Compensation Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussion, our Compensation Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation Committee:
William W. Johnson
Stephen G. Kasnet
Peter Niculescu
W. Reid Sanders, Chairman

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Our common stock is listed on the NYSE Amex under the symbol “TWO.” As of April 19, 2010, we had one registered holder and approximately 1,033 beneficial owners of our common stock. The following table sets forth information regarding the beneficial ownership of our common stock as of April 20, 2010 (unless otherwise indicated) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our executive officers and directors; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(21)		Percent of Class(21)
Whitebox Advisors, LLC.	2,492,582	(2)	18.0%
Wellington Hedge Management, LLC.	892,000	(3)	6.7%
Wellington Global Holdings, Ltd	860,392	(4)	6.2%
QVT Financial LP	819,755	(5)	5.8%
QVT Fund LP	739,388	(6)	5.2%
Integrated Core Strategies (US) LLC	1,439,646	(7)	9.8%
Federated Investors, Inc.	3,065,859	(8)	22.9%
Raul J. Fernandez	750,000	(9)	5.3%
Piyush Sodha	1,000,000	(10)	7.0%
Dr. Jeong H. Kim	750,000	(11)	5.3%
Nisswa Acquisition Master Fund Ltd.	2,906,918	(12)	17.8%
Fortress Investment Group, LLC	750,000	(13)	5.3%
Taconic Capital Advisors L.P.	1,323,240	(14)	9.8%
Mark D. Ein	3,040,000	(15)	18.5%
Brian C. Taylor	2,912,618	(12)	17.8%
Thomas Siering	100,000		*
Steven Kuhn	25,000		*
William Roth	30,200		*
Jeffrey Stolt	9,000		*
Timothy O’Brien	5,000		*
Stephen G. Kasnet	8,517	(16)	*
William W. Johnson	55,214	(17)	*
W. Reid Sanders	25,214	(18)	*
Peter Niculescu	5,214	(19)	*
All directors and executive officers as a group (11 individuals)	6,215,977	(20)	31.9%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305.

(2)	Represents 2,492,582 shares of common stock and shares of common stock issuable upon exercise of warrants beneficially owned by Whitebox Advisors, LLC, acting as investment adviser, Whitebox Special Opportunities Advisors, LLC, Whitebox Special Opportunities Fund, L.P and Whitebox Special Opportunities Fund, L.P, Series A. The business address for Whitebox Advisors, LLC, Whitebox Special Opportunities Advisors, LLC, Whitebox Special Opportunities Fund, L.P. and Whitebox Special Opportunities Fund, L.P, Series A is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416. Whitebox Special Opportunities Advisors, LLC and Whitebox Special Opportunities Fund, L.P, Series A each disclaim beneficial ownership of any of such securities other than to the extent of its pecuniary interest therein, and the foregoing disclosure shall not be deemed an admission that Whitebox Special Opportunities Advisors, LLC or Whitebox Special Opportunities Fund, L.P, Series A is the beneficial owner of such securities for purposes of Section 16 or for any other purpose. The foregoing information was derived from a Schedule 13GA filed with the SEC on February 2, 2010 with respect to beneficial ownership of our securities. We have assumed, based on the ownership percentage listed in such Schedule 13GA, that the shares beneficially owned consist of 2,023,904 shares of common stock and 468,678 shares of common stock issuable upon exercise of warrants, and the ownership percentage listed in the table above is based on such assumption.
(3)	Represents 892,000 shares of common stock held by Bay Pond Partners, L.P. Wellington Hedge Management, LLC is the sole general partner of Bay Pond Partners, L.P. and has shared voting and dispositive power over the foregoing shares. The business address for Wellington Hedge Management, LLC and Bay Pond Partners, L.P. is c/o Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109. The foregoing information was derived from a Schedule 13G filed with the SEC on November 9, 2009 with respect to beneficial ownership of our securities.
(4)	Represents 286,300 shares of common stock held by Bay Pond Investors (Bermuda) L.P. (“Bay Pond Bermuda”) and 574,092 shares of common stock issuable upon the exercise of warrants held by Bay Pond Bermuda. Wellington Global Holdings, Ltd. is the investment general partner of Bay Pond Bermuda and has shared voting and dispositive power over the foregoing shares. The business address for Wellington Global Holdings, Ltd. and Bay Pond Bermuda is c/o Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109. The foregoing information was derived from a Schedule 13G filed with the SEC on November 9, 2009 with respect to beneficial ownership of our securities.
(5)	Represents 819,755 shares of common stock issuable upon the exercise of warrants beneficially owned by QVT Fund LP (“QVT Fund”) and Quintessence Fund L.P. (“Quintessence”). QVT Financial LP (“QVT Financial”), is the investment adviser to QVT Fund and Quintessence, and has the power to direct the vote and disposition of the shares of common stock beneficially owned by QVT Fund and Quintessence. QVT Financial GP, LLC is the general partner of QVT Financial and has shared voting and dispositive power over the foregoing shares. QVT Associates GP, LLC is the general partner of both QVT Fund and Quintessence, and in such capacity has shared voting and dispositive power over the foregoing shares. The business address for QVT Financial, QVT Financial GP, LLC, and QVT Associates GP, LLC is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. QVT Financial and QVT Financial GP, LLC each disclaim beneficial ownership of the shares of common stock issuable upon the exercise of the warrants beneficially owned by QVT Fund and Quintessence. QVT Associates GP, LLC disclaims beneficial ownership of the foregoing shares except to the extent of its pecuniary interest therein. The foregoing information was derived from a Schedule 13G filed with the SEC on March 30, 2010 with respect to beneficial ownership of our securities.
(6)	Represents 739,388 shares of common stock issuable upon the exercise of warrants beneficially owned by QVT Fund LP. QVT Financial LP (“QVT Financial”) is the investment adviser to QVT Fund LP and has the power to direct the vote and disposition of the shares of common stock issuable upon the exercise of warrants beneficially owned by QVT Fund LP. QVT Associates GP, LLC (“QVT Associates”) is the general partner of QVT Fund LP, and in such capacity has shared voting and dispositive power over the foregoing shares. The business address of QVT Fund LP is 601 Walkers SPV, Walker House, 87 Mary Street, George Town, Grand Cayman, KY 9001 Cayman Islands. QVT Financial disclaims beneficial ownership of the foregoing shares. QVT Associates disclaims beneficial ownership of the foregoing shares except to the extent of its pecuniary interest therein. The foregoing information was derived from a Schedule 13G filed with the SEC on March 30, 2010 with respect to beneficial ownership of our securities.

(7)	Represents 128,579 shares of common stock held by Integrated Core Strategies (US) LLC (“ICS”) and 1,311,067 shares of common stock issuable upon the exercise of warrants held by ICS. As of February 12, 2010, ICS held 128,579 shares of common stock and warrants to purchase 6,015,580 shares of common stock. Notwithstanding the foregoing, pursuant to a Waiver Amendment Agreement and Waiver of Limitations on Exercise of Warrants dated October 14, 2009, the number of shares of our common stock that may be acquired by ICS upon exercise of its warrants is limited to the extent necessary to ensure that following such exercise, the total number of shares of our common stock then beneficially owned by ICS does not exceed 9.8% of the total number of shares of our common stock issued and outstanding (including for such purpose the shares of common stock issuable upon such exercise). Accordingly, ICS beneficially owns 1,439,646 shares of our common stock (consisting of 128,579 shares of common stock and warrants to purchase 1,311,067 shares of common stock). Millennium Management LLC (“Millennium Management”) is the general partner of the managing member of ICS and may be deemed to have shared voting control and investment discretion over the securities owned by ICS. Israel A. Englander is the managing member of Millennium Management. As a result, Mr. Englander may also be deemed to have shared voting control and investment discretion over the securities. The business address for each entity and Mr. Englander is 666 Fifth Avenue, New York, New York 10103. The foregoing information was derived from a Schedule 13GA filed with the SEC on February 12, 2010 with respect to beneficial ownership of our securities.
(8)	Represents 3,065,859 shares of common stock beneficially owned by registered investment companies and separate accounts advised by Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (together, the “Investment Advisers”), subsidiaries of Federated Investors, Inc. (“Federated Investors”), that have been delegated the power to direct investments and the power to vote the securities by the registered investment companies’ board of trustees or directors and by the separate accounts’ principals. Federated Investors is the parent holding company of the Investment Advisers. All of the voting securities of Federated Investors are held in Voting Shares Irrevocable Trust (the “Trust”), the trustees of which are John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue (the “Trustees”). The Investment Advisers, Federated Investors, the Trust and the Trustees disclaim beneficial ownership of such securities and the foregoing disclosure shall not be deemed an admission that the Investment Advisers, Federated Investors, the Trust or the Trustees is the beneficial owner of such securities for the purposes of Sections 13(d) and/or 13(g). The business address for each reporting entity is Federated Investors Towers, Pittsburgh, Pennsylvania 15222. The foregoing information was derived from a Schedule 13GA filed with the SEC on February 12, 2010 with respect to beneficial ownership of our securities.
(9)	Represents 750,000 shares of common stock issuable upon the exercise of warrants held by Mr. Fernandez. Mr. Fernandez’s address is 509 7th Street, NW, Washington, DC, 20004.
(10)	Represents 1,000,000 shares of common stock issuable upon the exercise of warrants held by Mr. Sodha. Mr. Sodha’s address is 509 7th Street, NW, Washington, DC, 20004.
(11)	Represents 750,000 shares of common stock issuable upon the exercise of warrants held by Dr. Kim. Dr. Kim’s address is 509 7th Street, NW, Washington, DC, 20004.
(12)	Includes 2,906,918 shares of common stock issuable upon the exercise of warrants owned by Nisswa Acquisition Master Fund Ltd., of which Pine River is the Investment Manager. Brian Taylor is the sole member of Pine River Capital Management LLC, an entity which is the general partner of Pine River. Mr. Taylor, Pine River and Pine River Capital Management LLC disclaim beneficial ownership of any of the securities owned by Nisswa Acquisition Master Fund Ltd. other than to the extent of his or its pecuniary interest therein, and the foregoing disclosure shall not be deemed an admission that Mr. Taylor, Pine River or Pine River Capital Management LLC is the beneficial owner of such securities for purposes of Section 16 or for any other purpose. The securities of Nisswa Acquisition Master Fund Ltd. may be pledged from time to time.
(13)	Represents 750,000 shares of common stock issuable upon the exercise of warrants beneficially owned by Drawbridge OSO Securities LLC and Drawbridge DSO Securities LLC, each of which is advised by Drawbridge Special Opportunity Advisors LLC, a federally registered investment advisor, and managed by Fortress Operating Entity I LP. Drawbridge Special Opportunity Advisors LLC is a wholly owned subsidiary of FIG LLC, which in turn is a wholly owned subsidiary of Fortress Operating Entity I LP. Fortress Investment Group LLC is the ultimate parent holding company of Fortress Operating Entity I LP. The business address for each reporting entity is c/o Fortress Investment Group LLC, attn: Michael

Cohn, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105. The foregoing information was derived from a Schedule 13G filed with the SEC on November 12, 2009 with respect to beneficial ownership of our securities.
(14)	Represents 1,200,000 shares of common stock and 123,240 shares of common stock issuable upon the exercise of warrants held for the accounts of Taconic Opportunity Fund L.P. or Taconic Opportunity Master Fund L.P. (together, the “Taconic Funds”). Taconic Capital Advisors UK LLP and Taconic Capital Advisors L.P. serve as the investment managers to each of the Taconic Funds. Taconic Associates LLC serves as the general partner to the Taconic Funds. The business address for each reporting entity is c/o Taconic Capital Advisors L.P., 450 Park Avenue, 9th Floor, New York, NY 10022. The foregoing information was derived from a Schedule 13G filed with the SEC on February 16, 2010.
(15)	Represents 3,040,000 shares of common stock issuable upon exercise of warrants held by Mr. Ein.
(16)	Includes 6,517 shares of restricted common stock held by Mr. Kasnet.
(17)	Includes 5,214 shares of restricted common stock held by Mr. Johnson.
(18)	Includes 5,214 shares of restricted common stock held by Mr. Sanders.
(19)	Includes 5,214 shares of restricted common stock held by Mr. Niculescu.
(20)	Includes the warrants described in footnotes (12) and (15) above, and the shares of restricted common stock described in footnotes (16), (17), (18) and (19) above.
(21)	Based on 13,379,209 shares of common stock outstanding as of April 20, 2010. This does not include 11,500,000 shares of common stock issued on April 26, 2010 in connection with a follow-on public offering, nor does it include 1,725,000 shares that may be purchased by certain underwriters in connection with an overallotment option exercisable through May 20, 2010. Share amounts for individuals assume that all warrants held by the person are exercised. The total number of shares of common stock outstanding used in calculating the percentage of the class assumes that none of the warrants held by other persons are exercised.

COMPANY AND STOCKHOLDER COMMUNICATIONS

We provide the opportunity for stockholders to communicate with members of our Board of Directors. Stockholders may communicate with the independent directors or the chairperson of any of the Committees of the Board of Directors by e-mail or regular mail. All communications by e-mail should be sent to our General Counsel, at tim.obrien@pinerivercapital.com. Communications sent by regular mail should be sent to the attention of the Independent Directors, the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Nominating and Corporate Governance Committee, as the case may be, in each instance in care of our Secretary at our office at 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305.

Our officers will review each communication received in accordance with this process to determine whether the communication requires immediate action. These officers will forward all appropriate communications received, or a summary of such communications, to the appropriate member(s) of our Board of Directors. However, we reserve the right to disregard any communication that we determine is unduly hostile, threatening or illegal, or does not reasonably relate to us or our business, or is similarly inappropriate. The General Counsel has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Stockholder proposals must be made in accordance with the procedures set forth in our current Bylaws or the procedures set forth in Rule 14a-8 of the Exchange Act and not the procedures set forth in the preceding paragraph. Nominations for the Board of Directors proposed may only be made in accordance with the procedures set forth in our Bylaws. The procedures set forth in our current Bylaws for stockholder proposals, including nominations for our Board of Directors, as well as the procedures set forth Rule 14a-8 for stockholders proposals are described in “Proposals of Stockholders” in this proxy statement.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our officers and directors and to PRCM Advisers LLC’s and Pine River’s officers, directors and personnel when such individuals are acting for us or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to detect and deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the code; and
•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by our Board of Directors or a Committee thereof and will be promptly disclosed as required by law or stock exchange regulations. The Code of Business Conduct and Ethics is available on our web site at www.twoharborsinvestment.com. The Code of Business Conduct and Ethics was adopted by the Board of Directors on October 28, 2009.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions

Management Agreement and Shared Facilities and Services Agreement

Pursuant to the Management Agreement, PRCM Advisers LLC provides the day-to-day management of our operations. The Management Agreement requires PRCM Advisers LLC to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. The Management Agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either us or PRCM Advisers LLC. PRCM Advisers LLC is entitled to receive a termination fee from us under certain circumstances. We are also obligated to reimburse certain expenses incurred by PRCM Advisers LLC and its affiliates. PRCM Advisers LLC is entitled to receive a management fee from us. Our executive officers are also employees or partners of Pine River. As a result, the Management Agreement between us and PRCM Advisers LLC was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

In addition, PRCM Advisers LLC has entered into a Shared Facilities and Services Agreement with Pine River, pursuant to which Pine River provides PRCM Advisers LLC with access to office space, equipment, personnel, credit analysis and risk management expertise and processes, information technology and other resources for our benefit. The Management Agreement and the Shared Facilities and Services Agreement are intended to provide us with access to Pine River’s personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

We incurred charges of $5.2 million for fiscal 2009 related to the Management Agreement, of which $.3 million was for the base management fee and the balance represented expense reimbursement related primarily to the merger transaction with Capitol.

Restricted Common Stock and Other Equity-Based Awards

Our 2009 equity incentive plan provides for grants of restricted common stock and other equity-based awards, subject to a ceiling of 200,000 shares available for issuance under the plan. In connection with the merger with Capitol on October 28, 2009, each independent director received shares of our restricted common stock with a market value of $50,000 and the chairman of our Audit Committee received additional shares of restricted common stock with a market value of $12,500, for a total of 22,159 shares. These shares of restricted common stock vest as follows: one-third on each October 26, 2010, October 26, 2011, and October 26, 2012.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, we have covenanted to file a registration statement relating to the resale of the warrants (and underlying shares) held by Nisswa Acquisition Master Fund Ltd., Mark D. Ein, and certain other persons identified therein and to use commercially reasonable efforts to have such registration statement declared effective at, or as soon as reasonably practicable after, the closing of the merger. We have filed such registration statement which has not yet been declared effective. We will bear the expenses incurred in connection with the filing of such registration statement.

Related Person Transaction Policies

Our Management Agreement places restrictions on PRCM Advisers LLC from entering into transactions with its related parties. These limitations include prohibitions on entering into transactions with affiliates of PRCM Advisers LLC that are not approved by a majority of our independent directors in certain circumstances and prohibitions on investing in securities structured by affiliates of PRCM Advisers LLC unless the investment is consistent with our investment guidelines, is approved by at least one independent director, and is made in accordance with applicable law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of our common stock (“10% holders”) file reports of ownership and changes in ownership with the SEC. Officers, directors, and 10% Holders are required by Item 405 of Regulation S-K to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2009 the executive officers, directors and 10% holders timely filed all reports they were required to file pursuant to Section 16(a).

PROPOSALS OF STOCKHOLDERS

If a stockholder intends to submit a proposal for inclusion in our proxy statement for our annual meeting to be held in 2011 pursuant to Rule 14a-8 under the Exchange Act, the stockholder proposal must be received by our Secretary at Two Harbors Investment Corp., 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305, on or before January 7, 2011. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

Stockholders may (outside of Rule 14a-8) nominate candidates for election to the Board of Directors or propose business for consideration at our 2011 Annual Meeting under Maryland law and our Bylaws. Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our Bylaws. Under our Bylaws, notice of such a nomination or proposal of other business must generally be provided to the Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In addition, any such nomination or proposal must include the information required by our Bylaws.

METHOD OF COUNTING VOTES

All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of all nominees for director and FOR the ratification of Ernst & Young LLP as our auditors. Abstentions, withheld votes and “broker non-votes” will be counted as present for purposes of determining a quorum. Abstentions are not counted either “for” or “against” the proposals presented to the stockholders and withheld votes do not count against the election of directors. Under New York Stock Exchange Rules, the proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors is considered a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will have no effect on the outcome of the vote for directors.

FINANCIAL STATEMENTS AVAILABLE

A copy of our 2009 Annual Report on Form 10-K containing audited financial statements accompanies this proxy statement.

ALONG WITH THIS PROXY STATEMENT, WE WILL PROVIDE TO EACH STOCKHOLDER A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2009. COPIES OF THIS DOCUMENT MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC’S HOME PAGE ON THE INTERNET AT WWW.SEC.GOV, OR BY MEANS OF OUR HOME PAGE AT WWW.TWOHARBORSINVESTMENT.COM. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote on such matters in their discretion.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy — Two Harbors Investment Corp.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF TWO HARBORS INVESTMENT CORP. TO BE HELD ON JUNE 14, 2010.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the Annual Meeting of Stockholders, the terms of each of which are incorporated by reference.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director and FOR ratification of the appointment of the auditors and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

The undersigned hereby appoints Thomas Siering and Jeffrey Stolt, and each of them, as proxies, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders to be held at the Law Offices of Venable LLP, Rockefeller Center, 1270 Avenue of the Americas, Twenty-Fifth Floor, New York, New York 10020, on Monday, June 14, 2010, at 1:00 p.m. Eastern Time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND
RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR:

1. Election of Directors. Nominees:	☐ Mark here to vote FOR all nominees.	☐ Mark here to WITHHOLD from all nominees.	☐ For all EXCEPT — To withhold authority to vote for one or more nominee(s), write the name(s) of such nominee(s) below.
Mark D. Ein William W. Johnson Stephen G. Kasnet Peter Niculescu W. Reid Sanders Thomas Siering Brian C. Taylor			FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2010.	☐	☐	☐
3. The proxies are authorized to vote in their discretion on any matter that may properly come before said meeting or any adjournment or postponement thereof.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.
Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should include their full titles.
PLEASE SIGN HERE AND RETURN PROMPTLY.

Signature:	Date:	Signature:	Date: